UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

ENERGY CONVERSION DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 293-0440

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 17, 2010, Energy Conversion Devices, Inc. (the “Company”) entered into an exchange agreement with a holder of the Company’s 3.00% Convertible Senior Notes due 2013 (the “Notes”) whereby the Company agreed to exchange an aggregate principal amount of up to $14.5 million held by the holder of the Notes for up to 2.386 million shares of the Company’s common stock, with the amount of stock and the amount of the Notes to be exchanged to be determined based on a formula agreed to with the Company. Under the formula, it is possible the Company may not exchange any stock for the Notes.

The Company may, from time to time, conduct exchanges for additional Notes. Each of the exchanges is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 14, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 49,836,031 outstanding shares of common stock entitled to be voted at the meeting, approximately 40,368,567 shares were present in person or by proxy. At the Annual Meeting, stockholders voted to (1) elect each of the seven (7) nominees for director; (2) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending June 30, 2011; (3) approve the Company’s 2010 Omnibus Incentive Compensation Plan; and (4) approve an amendment to the Company’s Restated Certificate of Incorporation that would increase the number of shares of common stock that are authorized for issuance from 100,000,000 to 150,000,000.

The Company’s inspector of election certified the following vote tabulations:

(1)	Board of Directors: There were 22,843,871 broker non-votes with respect to this proposal.

Director Nominee	For	Withheld
Joseph A. Avila	16,078,774	1,445,922
Alan E. Barton	16,089,478	1,435,218
Robert I. Frey	15,961,005	1,563,691
William J. Ketelhut	16,086,546	1,438,150
Mark D. Morelli	16,076,861	1,447,835
Stephen Rabinowitz	15,963,296	1,561,400
George A. Schreiber, Jr.	15,972,849	1,551,847

(2)	The ratification of Independent Registered Public Accountants. There were no broker non-votes with respect to this proposal.

For	Against	Withheld
38,233,444	1,835,651	299,472

(3)	The 2010 Omnibus Incentive Compensation Plan. There were 22,843,871 broker non-votes with respect to this proposal.

For	Against	Withheld
13,455,559	3,534,235	534,902

(4)	The amendment to the Company’s Restated Certificate of Incorporation increasing the number of shares of common stock that are authorized for issuance from 100,000,000 to 150,000,000. There were no broker non-votes with respect to this proposal.

For	Against	Withheld
30,380,719	9,713,667	274,181

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/Jay B. Knoll

Jay B. Knoll Executive Vice President

Date: December 17, 2010

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